Exhibit 10.22
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
AND INCREMENTAL DELAYED DRAW TERM LOAN AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND INCREMENTAL DELAYED DRAW TERM LOAN AGREEMENT (this “Amendment”), dated as of December 12, 2023, is among AGCO CORPORATION, a Delaware corporation (“AGCO”), AGCO INTERNATIONAL HOLDINGS B.V., a Dutch company, having its corporate seat in Grubbenvorst, the Netherlands (“AGCO BV”; and together with AGCO, each a “Borrower” and collectively, the “Borrowers”), the Guarantors party hereto, each of the banks or other financial institutions which is a signatory hereto as a Lender and/or a Committing Lender (as defined below), and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as administrative agent for itself and certain other parties (in its capacity as administrative agent, together with its successors in such capacity, the “Administrative Agent”)..
W I T N E S S E T H:
WHEREAS, Borrowers, the Administrative Agent and the financial institutions party thereto as “Lenders” (each individually, a “Lender” and collectively, the “Lenders”) have entered into that certain Amended and Restated Credit Agreement dated as of December 19, 2022 (as amended, restated, supplemented or otherwise modified immediately prior to the date hereof, the “Existing Credit Agreement” and as further amended by this Amendment, the “Amended Credit Agreement”);
WHEREAS, pursuant to Section 2.14 of the Existing Credit Agreement, the Borrowers desire to request the borrowing of Incremental Term Loans in the form of a delayed draw term loan facility in an aggregate principal amount of $250,000,000 (the “Delayed Draw Term Loans”);
WHEREAS, pursuant to Section 9.1 of the Existing Credit Agreement, the Borrowers desire to make certain other amendments to the Existing Credit Agreement; and
WHEREAS, the Administrative Agent and the Required Lenders have agreed to the requested amendments, and certain of the Lenders party hereto and listed on Schedule I hereto (the “Committing Lenders”) have agreed to commit to provide the requested Delayed Draw Commitments (as defined below), in each case, on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement, and further agree as of the First Amendment Effective Date (as defined below) as follows:
Section 1.Amendments to Existing Credit Agreement. Upon the satisfaction of the terms and conditions hereof, the Existing Credit Agreement is hereby amended (i) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (ii) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Existing Credit Agreement, attached hereto as Annex A and made a part hereof for all purposes.
Section 2.Delayed Draw Commitment.

1.1.Delayed Draw Commitments. Each Committing Lender hereby agrees, on the terms and subject to the conditions set forth in the Incremental Delayed Draw Term Loan Notice (as defined below), this Amendment and the Amended Credit Agreement, severally and not jointly with any other Committing Lender (i) to provide to the Borrowers Delayed Draw

Commitments in the aggregate principal amount set forth for such Committing Lender on Schedule I hereto (the “Delayed Draw Commitments”) and (ii) to make Delayed Draw Term Loans to Borrowers from time to time during the Delayed Draw Commitment Period in an aggregate principal amount advanced under the Amended Credit Agreement that will not result in (a) such Committing Lender’s aggregate Delayed Draw Term Loans advanced exceeding the amount set forth for such Committing Lender’s Delayed Draw Commitments or (b) the aggregate original principal amount of all Delayed Draw Term Loans advanced under the Amended Credit Agreement exceeding the aggregate Delayed Draw Commitments. All Delayed Draw Term Loans and Delayed Draw Commitments shall be considered to be the same Class of Incremental Term Loans and Incremental Term Loan Commitments, respectively, for all purposes of the Amended Credit Agreement. Each Borrowing of Delayed Draw Term Loans shall be funded by the Committing Lenders on a pro rata basis in accordance with the Delayed Draw Commitments. All Delayed Draw Commitments shall automatically terminate on the Delayed Draw Commitment Termination Date.
1.2.Interest Payments and Unused Delayed Draw Commitment Fee. Borrowers shall pay interest on the Delayed Draw Term Loans and an Unused Delayed Draw Commitment Fee in accordance with the Amended Credit Agreement. The Applicable Margin and Unused Delayed Draw Term Loan Fee for the Delayed Draw Term Loans shall be as set forth in the definition of “Applicable Margin” in the Amended Credit Agreement.
1.3.Conditions to Funding. The obligation of the Committing Lenders to fund each Borrowing of the Delayed Draw Term Loans is subject to the effectiveness of this Amendment having occurred and the satisfaction of the conditions set forth in Section 3.2 of the Amended Credit Agreement.
1.4.Amended Credit Agreement Governs. Except as set forth in this Amendment, the Delayed Draw Commitments and Delayed Draw Term Loans shall otherwise be subject to the provisions of the Amended Credit Agreement and the other Loan Documents. [The Lenders hereby agree that the delivery requirement contained in Section 2.14(a) of the Amended Credit Agreement with respect to the Incremental Delayed Draw Term Loan Notice is waived.]
1.5.Recordation of the Delayed Draw Commitments and Delayed Draw Term Loans. The Administrative Agent will record any Delayed Draw Term Loan made by the Committing Lenders in the Register upon the funding thereof.
1.6.Acknowledgment of Committing Lenders. Each Committing Lender (a) confirms that it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and provide its share of the Delayed Draw Commitments set forth on Schedule I hereto and the Delayed Draw Term Loans to be advanced by it pursuant to this Amendment and the Amended Credit Agreement; and (b) agrees that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit decisions in entering into this Amendment and providing its share of the Delayed Draw Commitments set forth on Schedule I hereto. Each Committing Lender acknowledges and agrees that Schedule I accurately sets forth the amount of such Committing Lender’s commitment to advance Delayed Draw Term Loans.
1.7.Acknowledgments of Loan Parties. Each Loan Party hereby acknowledges that the Unused Delayed Draw Commitment Fee and the Delayed Draw Term Loans, and all interest, fees and other amounts due in connection therewith, are part of the “Obligations” under the Credit Agreement.
Section 3.Conditions to Effectiveness. This Amendment shall become effective as of the date set forth above upon the Administrative Agent’s receipt of each of the following, in form and substance satisfactory to the Administrative Agent (the “Amendment Effective Date”):

1.1.This Amendment, duly executed and delivered by the Borrowers, Guarantors, the Administrative Agent, and the Lenders constituting the Committing Lenders and Required Lenders;
1.2.The Fee Letter, duly executed and delivered by the Borrowers and the Administrative Agent and dated as of _____, 2023 (the “First Amendment Fee Letter”).
1.3.Certified copies of the resolutions of the Board of Directors of each Borrower and Guarantor approving the execution and delivery of this Amendment, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment;
1.4.Such documents and certificates as Administrative Agent may reasonably request relating to the organization, existence and good standing (or the equivalent in the applicable jurisdiction) of each Loan Party, the identity, authority and capacity of each Responsible Employee authorized to act on behalf of a Loan Party in connection with this Amendment and any other legal matters relating to the Loan Parties or this Amendment;
1.5.A favorable opinion of (i) Troutman Sanders LLP, counsel to the Loan Parties and (ii) De Brauw Blackstone Westbroek N.V., Dutch counsel to AGCO BV;
1.6.The Notice of Incremental Facility for the Delayed Draw Commitments (the “Incremental Delayed Draw Term Loan Notice”);
1.7.At the time of delivery of the Incremental Delayed Draw Term Loan Notice, a certificate of a Responsible Employee of AGCO certifying (i) that AGCO and its Subsidiaries are in compliance with the financial covenants set forth in Section 6.10 of the Amended Credit Agreement before and after giving effect to Delayed Draw Commitments (as if such Delayed Draw Commitments had been fully drawn any acquisition, investment or other transaction to be funded with the proceeds of such Delayed Draw Commitment had occurred) on a pro forma basis as of the end of the most recent Fiscal Quarter for which financial statements have been delivered to the Lenders, and (ii) that no Default or Event of Default then exists or would be caused thereby; and
1.8.The payment from AGCO of (i) upfront fees to the Administrative Agent, for the account of the Committing Lenders, in the amount of 0.25% of the principal amount of the Delayed Draw Commitments, to be allocated pro rata among such Committing Lenders in accordance with their pro rata shares of the Delayed Draw Commitments and (ii) all other fees and expenses as may be owing to the Administrative Agent by Borrowers, in each case, pursuant to (and subject to) the First Amendment Fee Letter and Section 9.4 of the Amended Credit Agreement.
Section 4.Representations and Warranties. In consideration of the execution and delivery of this Amendment by the Administrative Agent and the Lenders, each Loan Party hereby represents and warrants in favor of the Administrative Agent and the Lenders as follows:
1.1.Each Loan Party and each of its Material Subsidiaries (i) is duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization and (ii) is duly qualified and in good standing (if applicable) as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not reasonably be expected to result in a Material Adverse Effect;
1.2.The execution and delivery by each Loan Party of this Amendment and the performance by such Loan Parties of this Amendment and the Amended Credit Agreement are all within each Loan Party’s corporate or limited liability company powers, have been duly authorized by all necessary corporate or similar action, and do not, (i) contravene such Loan Party's charter or bylaws; (ii) violate any Applicable Law or any order of any Governmental Authority; (iii) result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties; or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries;
1.3.Giving effect to the execution and delivery of this Amendment and the making of the Delayed Draw Term Loans under the Amended Credit Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for the due execution or delivery of this Amendment or the performance of this Amendment and the Amended Credit Agreement by any Loan Party.
1.4.This Amendment has been duly executed and delivered by each Loan Party. This Amendment, the Amended Credit Agreement and each other Loan Document is the legal, valid and binding obligation of each Loan Party party hereto and thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and principles of equity;
1.5.As of the date hereof and after giving effect to this Amendment, the representations and warranties made by or with respect to the Loan Parties, or any of them, under the Credit Agreement and the other Loan Documents, are true and correct in all material respects (unless any such representation or warranty is qualified as to materiality or as to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects), except to the extent previously fulfilled with respect to specific prior dates; and
1.6.No event has occurred and is continuing which constitutes a Default or an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
Section 5.Miscellaneous.
1.1.Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Existing Credit Agreement and the other Loan Documents and except as expressly modified and superseded by this Amendment, the terms and provisions of the Amended Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Loan Parties, the Administrative Agent, and the Lenders party hereto agree that the Amended Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. For all matters arising prior to the Amendment Effective Date, the terms of the Existing Credit Agreement shall control and are hereby ratified and confirmed.
1.2.Affirmation of Guaranty Agreements. By executing this Amendment, each Guarantor (including AGCO) hereby acknowledges, consents and agrees that (a) all of its obligations and liability under each Guaranty Agreement to which such Guarantor is a party remains in full force and effect, (b) the execution and delivery of this Amendment and any and all documents executed in connection therewith, the obtaining of the Delayed Draw Commitments and the funding of the Delayed Draw Term Loans shall not alter, amend, reduce or modify its obligations and liability under such Guaranty Agreement, and (c) the Delayed Draw Term Loans shall be Obligations for all purposes under the Guaranty Agreement
1.3.Reference to and Effect on the Loan Documents; No Other Amendments. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Amended

Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Amended Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” thereof” or words of like import referring to the Amended Credit Agreement, shall mean and be a reference to the Amended Credit Agreement as amended hereby. Except for the amendments set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Existing Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any other provision of the Existing Credit Agreement or any of the other Loan Documents. Except for the amendments set forth above, the text of the Amended Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and each Borrower hereby ratifies and confirms its obligations thereunder. Each Loan Party acknowledges and expressly agrees that the Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all other terms and provisions of the Credit Agreement and the other Loan Documents. It is hereby understood by each Loan Party that the foregoing amendment by the Administrative Agent and the Lenders shall not be deemed to establish a course of conduct so as to justify an expectation by any Loan Party that the Administrative Agent and the Lenders will entertain or grant their consent to any future such requests by such Loan Party, Further, it is hereby understood by each Loan Party that the foregoing amendment shall not be deemed, or interpreted as, a consent by the Administrative Agent and the Lenders to modify or waive compliance with the terms and conditions of the Amended Credit Agreement or the other Loan Documents except as specifically provided herein.
1.4.Costs and Expenses. AGCO agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto) to the extent consistent with Section 9.4 of the Amended Credit Agreement.
1.5.Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
1.6.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law principles thereof insofar as such principles would defer to the substantive laws of some other jurisdiction.
1.7.Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders.
1.8.Counterparts: Effectiveness. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

1.9.Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
1.10.Entire Agreement. This Amendment embodies the final, entire agreement among the parties hereto and supersedes any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.
1.11.Loan Documents. This Amendment shall be deemed to be a Loan Document for all purposes under the Amended Credit Agreement.
1.12.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Amended Credit Agreement or an accord and satisfaction in regard thereto..
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first above written.
BORROWERS:    AGCO CORPORATION
By: /s/ Damon Audia
Name: Damon Audia
Title: Senior Vice President and Chief Financial Officer
AGCO INTERNATIONAL HOLDINGS B.V.

By: /s/ Roger N. Batkin
Name: Roger N. Batkin
Title: Director
By: /s/ Adam Frost
Name: Adam Frost
Title: Director

[Signature Page to First Amendment to A&R Credit Agreement]

GUARANTORS:    AGCO CORPORATION
By: /s/ Damon Audia
Name: Damon Audia
Title: Senior Vice President and Chief Financial Officer
MASSEY FERGUSON CORP.

By: /s/ Todd A. Wear
Name: Todd A. Wear
Title: President
THE GSI GROUP INC.

By: /s/ Andrew K. Jones
Name: Andrew K. Jones
Title: Vice President

[Signature Page to First Amendment to A&R Credit Agreement]

ADMINISTRATIVE AGENT    COÖPERATIEVE RABOBANK U.A., NEW
AND LENDER:    YORK BRANCH, as Administrative Agent and a Lender
By: /s/ Anthony Fidanza
Name: Anthony Fidanza
Title: Executive Director
By: /s/ Eric Hurshman
Name: Eric Hurshman
Title: Managing Director

[Signature Page to First Amendment to A&R Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Marlon Mathews
Name: Marlon Mathews
Title: Executive Director

TRUIST BANK, as a Lender

By: /s/ Jason Hembree
Name: Jason Hembree
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Amy Tallia
Name: Amy Tallia
Title: Senior Vice President
AgCountry Farm Credit Services, FLCA, as a Lender

By: /s/ Gusatve Radcliffe
Name: Gustave Radcliffe
Title: Vice President, Capital Markets

BNP Paribas, as a Lender

By: /s/ Christopher Sked
Name: Chrisopher Sked
Title: Managing Director

By: /s/ Valentin Detry
Name: Valentin Detry
Title: Vice President
[Signature Page to First Amendment to A&R Credit Agreement]

FARM CREDIT BANK OF TEXAS, as a Lender

By: /s/ Roger Leesman
Name: Roger Leesman
Title: SVP
TD Bank, N.A., as a Lender

By: /s/ Bernadette Collins
Name: Bernadette Collins
Title: Senior Vice President
Compeer Financial, PCA, as a Lender

By: /s/ Betty Janelle
Name: Betty Janelle
Title: Director, Capital Markets
Bank of America, N.A., as a Lender

By: /s/ Ryan Maples
Name: Ryan Maples
Title: Sr. Vice President
HORIZON FARM CREDIT, ACA, as a Lender

By: /s/ Joshua L. Larock
Name: Joshua L. Larock
Title: Managing Director – Capital Markets

[Signature Page to First Amendment to A&R Credit Agreement]

Farm Credit Services of America, PCA, as a Lender

By: /s/ Jermy Gall
Name: Jeremy Gall
Title: Vice President
Farm Credit Mid-America, PCA, as a Lender

By: /s/ Steven L. Moore
Name: Steven L. Moore
Title: Vice President
American AgCredit, PCA, as a Lender

By: /s/ Ben Leonard
Name: Ben Leonard
Title: Vice President

MUFG Bank, Ltd., as a Lender

By: /s/ Jorge Georgalos
Name: Jorge Georgalos
Title: Authorized Signatory

BMO Bank, N.A., as a Lender

By: /s/ Chris Spillane
Name: Chris Spillane
Title: Director

[Signature Page to First Amendment to A&R Credit Agreement]

Agricultural Bank of China Limited, New York Branch, as a Lender

By: /s/ Nelson Chou
Name: Nelson Chou
Title: SVP & Head of Corporate Banking Department
UniCredit Bank AG, New York Branch, as a Lender

By: /s/ Kimberly Sousa
Name: Kimberly Sousa
Title: Managing Director

By: /s/ Karan Dedhia
Name: Karan Dedhia
Title: Senior Associate

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: /s/ Ketak Sampat
Name: Ketak Sampat
Title: Senior Vice President
[Signature Page to First Amendment to A&R Credit Agreement]